UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2019

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CRCM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Care.com, Inc. (the “Company”) on June 25, 2019, Michael Echenberg resigned as the Company’s Executive Vice President and Chief Financial Officer effective August 30, 2019. On August 29, 2019, the Company’s board of directors (the “Board”) elected Michael Goss, who had previously served as the Company’s Vice President of Finance, to serve as the Company’s acting Chief Financial Officer effective upon Mr. Echenberg’s resignation.
Mr. Goss, age 39, has most recently served as the Company’s Vice President of Finance since August 2015. Prior to that, Mr. Goss served as Corporate Controller since joining the Company in November 2012. Previously, Mr. Goss held several roles at Aspen Technology, Inc., a provider of asset optimization software solutions, from August 2005 to November 2012. Mr. Goss began his career in public accounting with Grant Thornton and Deloitte & Touche LLP. Mr. Goss holds a B.A. from the University of New Hampshire.
In connection with Mr. Goss’s election as acting Chief Financial Officer, the Board approved changes to his compensation. Effective upon his election, Mr. Goss will receive an additional $1,538.46 bi-weekly ($40,000 on an annualized basis). Mr. Goss will be eligible to participate in the Company’s bonus program for executive officers, with a target cash bonus of 40% of his base salary and additional acting Chief Financial Officer cash compensation for the time within the relevant year it is effective. Mr. Goss also will be eligible to receive certain cash payments relating to the Company’s transition to a permanent Chief Financial Officer. The Company will pay Mr. Goss $50,000, less applicable taxes, upon the signing of an offer letter by the permanent Chief Financial Officer as long as Mr. Goss is employed by the Company as of such signing. The Company will pay Mr. Goss an additional $50,000, less applicable taxes, 90 days following the start date of a permanent Chief Financial Officer other than Mr. Goss, as long as Mr. Goss is employed by the Company as of such date. This second payment will be forfeited should Mr. Goss be named the permanent Chief Financial Officer. Mr. Goss will also receive a grant of restricted stock units (“RSUs”) under the Company’s 2014 Equity Incentive Plan having an aggregate fair market value of $300,000, measured as of the date of grant. Such RSUs will vest over a two-year period, with 12.5% of the original number of RSUs vesting on December 9, 2019 and an additional 12.5% of the original number of RSUs vesting at the end of each successive three-month period thereafter, subject to Mr. Goss’s continued employment with the Company.
The offer letter between Mr. Goss and the Company relating to his election as acting Chief Financial Officer is attached as Exhibit 10.1 to this Current Report.
As previously disclosed in the Form 8-K filed with the SEC by the Company on August 6, 2019 (the “August 6, 2019 Form 8-K”), following his resignation, Mr. Echenberg will continue to serve the Company as a consultant pursuant to that certain consulting agreement, dated as of August 5, 2019, between Mr. Echenberg and the Company, which was filed as Exhibit 10.2 to the August 6, 2019 Form 8-K.
Item 8.01. Other Events
Attached as Exhibit 99.1 is a copy of the Company’s press release dated September 3, 2019 announcing the date of the Company’s third quarter 2019 earnings call and certain other matters.
Item 9.01. Financial Statements and Exhibits
(d)

Exhibit Number	Exhibit Title or Description

10.1*	Offer letter between the Company and Michael Goss, dated August 30, 2019
99.1	Press release issued by Care.com, Inc. entitled “Care.com to Announce Third Quarter 2019 Earnings Results on November 6, 2019” dated September 3, 2019
*Management contract or compensatory plan or arrangement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2019	By:	/s/ Melanie Goins
Melanie Goins
General Counsel and Corporate Secretary